UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2024, Longeveron Inc. (the “Company”) commenced a public offering (the “Offering”) of up to (i) 661,149 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to an aggregate 1,572,894 shares of Common Stock (the “Pre-Funded Warrants”). The Shares and Pre-Funded Warrants were sold together with warrants to purchase up to an aggregate of 2,234,043 shares of Common Stock (the “Common Warrants”). Certain institutional investors purchasing securities as part of the Offering entered into a securities purchase agreement with the Company (the “Purchase Agreement”), dated as of April 8, 2024. The combined public offering price was $2.35 per Share and related Common Warrant and $2.349 per Pre-Funded Warrant and related Common Warrant. The Offering closed on April 10, 2024.

The gross proceeds to the Company from the offering were approximately $5.20 million (assuming the full exercise of the Pre-Funded Warrants), before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for its ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s disease, obtaining regulatory approvals, capital expenditures, working capital and other general corporate purposes.

Subject to certain limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants are immediately exercisable and expire five years from the date of issuance. Generally, a holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, as applicable. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. Further, these limitations are not included in one Common Warrant issued to one purchaser affiliated with the Company and whose holdings as of the closing date of the offering are in excess of 9.99%.

Concurrently with the closing of the Offering, certain purchasers have elected to exercise Pre-Funded Warrants to purchase 1,318,362 shares of Common Stock.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to an engagement letter, dated as of March 1, 2024, as amended on April 3, 2024, and April 9, 2024, by and between the Company and the Placement Agent, pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering and certain expenses incurred in connection with the Offering. The Company also issued to designees of the Placement Agent warrants to purchase up to 156,383 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.9375 per share and have a term of five years from the commencement of sales in the Offering.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on April 8, 2024 and expiring 45 days from the closing date of the Offering, subject to certain exceptions. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on April 8,2024 and expiring one year from the closing date of the Offering.

The shares of Common Stock, Common Warrants, Pre-Funded Warrants, and the Placement Agent Warrants (and shares issuable upon exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants) described above were offered pursuant to the Registration Statement on Form S-1 (File No. 333-278073), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 8, 2024.

In connection with the Offering, the Company also entered into an agreement (the “Warrant Amendment Agreement”) with a holder (the “Holder”) of existing warrants to purchase shares of the Company’s Common Stock to, in consideration for the Holder’s participation in the Offering and purchase of securities in the Offering, and contingent upon the closing of the Offering and the Holder’s participation in the Offering, amend the Holder’s existing warrants to purchase up to (a) 242,425 shares of common stock at an exercise price of $16.50 per share, issued on October 13, 2023 and expiring on April 13, 2029 (the “Series A Warrants”) and (b) 242,425 shares of common stock at an exercise price of $16.50 per share, issued on October 13, 2023 and expiring on April 14, 2025 (the “Series B Warrants” and together with the Series A Warrants, the “Existing Warrants”) to (i) reduce the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants to $2.35 per share and (ii) amend the expiration date of the Series A Warrants to five and one-half (5.5) years following the closing of the Offering and the Series B Warrants to eighteen (18) months following the closing of the Offering, in each case for a payment to the Company of $0.125 per amended warrant, for aggregate gross consideration of $60,606.25, prior to deducting the Placement Agent’s fees (the “Warrant Amendment”). The Warrant Amendment was effective upon the closing the Offering.

The foregoing is only a summary of the material terms of the Securities Purchase Agreement, the Warrant Amendment Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the form of Pre-Funded Warrant, Common Warrant, Placement Agent Warrant, Securities Purchase Agreement and Warrant Amendment Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On April 8, 2024, the Company issued a press release announcing the pricing of the Offering. On April 11, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated April 8, 2024, by and between the Company and the Purchasers signatory thereto*
10.2	Form of Warrant Amendment Agreement, dated April 8, 2024, by and between the Company and the Holder
99.1	Press Release issued by the Company on April 8, 2024
99.2	Press Release issued by the Company on April 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: April 11, 2024	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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